UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

PetroAlgae Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7500

(Our telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 9, 2009, PetroAlgae Inc. (“PetroAlgae” or the “Company”) entered into an agreement with Green Alternative Energy USA, LLC (“Alternative Energy”) pursuant to which the Company agreed to sell in a private placement to Alternative Energy 375,000 shares of the Company’s common stock (“Common Stock”) at a price of $8.00 per share and a warrant to purchase 375,000 shares of Common Stock at an exercise price of $15.00 per share, for an aggregate purchase price of $3,000,000.00. Alternative Energy was also given the option, exercisable by December 31, 2009, to purchase up to an additional 875,000 shares of Common Stock at a price of $8.00 per share (the “Option Shares”) and a warrant to purchase 875,000 shares of Common Stock at an exercise price of $15.00 per share (the “Option Warrant”). The securities sold in the private placement are unregistered.

The proceeds from this private placement will be used to fund the working capital needs of the Company and PA LLC, an entity in which the Company holds an approximate 81.3% membership interest on a fully-diluted basis. As of October 9, 2009, the number of shares of Common Stock outstanding (including the 375,000 shares issuable in the private placement) was 105,237,746.

6-Month Price Protection Rights on the Common Stock Issued

If the Company issues, within 182 days of October 9, 2009, shares of Common Stock, options to purchase or rights to subscribe for shares of Common Stock, securities by their terms convertible into, exercisable or exchangeable for shares of Common Stock, or options to purchase or rights to subscribe for such convertible, exercisable or exchangeable securities without consideration or for consideration per share less than $8.00 (as may be subsequently adjusted) (each such issuance, a “Triggering Issuance”), then the Company shall issue to Alternative Energy for no additional consideration such additional number of shares of Common Stock which when aggregated to the shares issued pursuant to the purchase agreement would result in an effective price per share equal to that of the new issuance. Securities issued under the Company’s 2009 Equity Compensation Plan or any shares of Common Stock issued to a strategic partner or licensee in connection with a joint venture, strategic alliance, licensing agreement, or other similar form of agreement are excluded from this price protection provision.

Price Protection on the Option Shares and Option Warrant

In the event Alternative Energy exercises the option after a Triggering Issuance, then it will be issued (in addition to the Option Shares) such additional number of shares of Common Stock, without any increase in the purchase price for the Option Shares, which when aggregated with the Option Shares (together, such additional shares and the Option Shares, the “Adjusted Share Total”) would result in an effective purchase price per share of Common Stock to Alternative Energy equal to the effective price per share of Common Stock of the Triggering Issuance. In any such event, the amount of shares of Common Stock available for purchase under the Option Warrant would be adjusted to equal the Adjusted Share Total.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: October 15, 2009	By:	/s/ David Szostak
	Name:	David Szostak
	Title:	President